                                                                   EXHIBIT 23.4

                                                                  July 31, 1996

Computer Generated Solutions, Inc.
1675 Broadway
New York, New York 10019
Attn.: Philip Friedman

                        Re: Consent of Edward Schroeder

Dear Sirs:

  I hereby consent to being named as a director of Computer Generated Solutions, Inc. (the "Company") upon consummation of the Company's proposed initial public offering of shares of common stock (the "Offering") and the inclusion of my name and related biographical information contained under the caption "Management" in the Form S-1 Registration Statement of the Company as filed with the Securities and Exchange Commission on July 31, 1996, and any subsequent amendments or supplements thereto in connection with the Offering.

                                     Very truly yours,


                                     /s/ Edward Schroeder
                                     Edward Schroeder